Exhibit 10.2

EXECUTION VERSION

GUARANTEE AGREEMENT

This Guarantee Agreement, dated as of April 6, 2017 (this “Guarantee Agreement”), is made by Sunoco LP, a Delaware limited partnership (“SUN”) and by Sunoco, LLC, a Delaware limited liability company (“Supply Co”, together with SUN, the “Guarantors”), in favor of 7-Eleven, Inc., a Texas corporation (“7-Eleven”), SEI Fuel Services, Inc., a Texas corporation and wholly-owned subsidiary of 7-Eleven (“SEI Fuel,” and, together with 7-Eleven, referred to herein collectively as “Buyers,” and each, individually, as a “Buyer”; Guarantors and Buyers are referred to herein collectively as the “Parties,” and each, individually, as a “Party”) and the other Buyer Indemnified Parties. Reference is hereby made to that certain Asset Purchase Agreement (as may be amended from time to time in accordance with its terms, the “Purchase Agreement”), dated as of April 6, 2017, by and among Susser Petroleum Property Company LLC, a Delaware limited liability company (“PropCo”), Sunoco Retail LLC, a Pennsylvania limited liability company (“Sunoco Retail”), Stripes LLC, a Texas limited liability company (“Stripes”), MACS Retail LLC, a Virginia limited liability company (“MACS,” and, together with PropCo, Sunoco Retail and Stripes, referred to herein collectively as “Sellers,” and each, individually, as a “Seller”), Buyers, and, solely for the purposes of Section 11.21 of the Purchase Agreement, Supply Co, solely for the purposes of Sections 5.21 and 11.21 of the Purchase Agreement, SUN, and solely for the purposes of Section 5.21 of the Purchase Agreement, Sunoco Finance Corp., a Delaware corporation. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

In consideration of the mutual covenants contained herein, in the Purchase Agreement and in the Ancillary Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors and Buyers hereby agree as follows:

1.	Guarantors hereby represent, warrant, certify, acknowledge and agree that: (a) SUN is the direct or indirect owner of 100% of the equity interests of each Seller and of Supply Co, and Supply Co is an affiliate of each Seller; (b) SUN will be directly or indirectly receiving a material portion of the consideration to be paid to Sellers in connection with the closing of the transactions contemplated by the Purchase Agreement and the Ancillary Agreements; (c) Supply Co will be a beneficiary of the continued performance of Buyers under the Supply Agreement; (d) this Guarantee Agreement and the Obligations of each Guarantor hereby are (i) advisable and in the best interest of such Guarantor, (ii) necessary and convenient to the conduct, promotion and attainment of the business, purposes, activities and affairs of such Guarantor and (iii) reasonably expected, directly or indirectly, to benefit, directly or indirectly, such Guarantor; (e) this Guarantee Agreement and the Obligations of each Guarantor hereunder are integral components of the transactions contemplated by the Purchase Agreement and the Ancillary Agreements; and (f) this Guarantee Agreement and the Obligations of each Guarantor hereunder are a material inducement for Buyers to enter into the Purchase Agreement and the Ancillary Agreements and to consummate the transactions contemplated thereby; and Sunoco GP LLC, a Delaware limited liability company, as the sole General Partner of SUN (the “General Partner”), has all capacity, power and authority to execute, deliver and perform this Guarantee Agreement on behalf of SUN; and Supply Co has all capacity, power and authority to execute, deliver and perform this Guarantee Agreement.

2.	Commencing on the date hereof and continuing until the Expiration Date (as defined below), each Guarantor hereby absolutely, irrevocably and unconditionally guarantees as primary obligor and not as surety, to the Buyer Indemnified Parties the full and prompt performance and payment by each Seller of each of the covenants, agreements, obligations and undertakings required to be performed or paid by such Seller or liabilities of such Seller based upon, arising out of, resulting from or because of the Purchase Agreement and the Ancillary Agreements and the transactions contemplated thereby, including, without limitation, for the avoidance of doubt, the obligations of Sellers to deposit cash into escrow under certain circumstances in Sections 2.4(b) and 2.8 of the Purchase Agreement (collectively, the “Obligations”). This guarantee constitutes a guarantee of payment and performance and not of collection. Except as set forth in Section 21, Buyers are not required to make demand upon, commence action against or exhaust their recourse against Sellers, or any other person, or to take any other action before being entitled to demand, by written notice to Guarantor, payment and performance of the Obligations by Guarantor. An action may be brought against any Guarantor and carried to final judgment either with or without making Sellers party to the action. Each Guarantor waives the benefits of all provisions of law for stay or delay of execution under this Guarantee Agreement until judgment has been entered against Sellers and execution has been returned unsatisfied. All payments that are due to the Buyer Indemnified Parties hereunder from any Guarantor shall be made by wire transfer of immediately available funds to the account(s) specified by any Buyer. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

3.	Without limitation, each Guarantor consents to any extensions of time relating to the Obligations as agreed to in writing by Buyers and Sellers, to any changes in the terms of the Obligations as agreed to in writing by Buyers and Sellers, and to any settlement or adjustment with respect to the Obligations entered into in writing between Buyers and Sellers. Each Guarantor’s guarantee shall not be terminated, diminished or impaired by any modification, alteration, amendment, extension or assignment of or to the Purchase Agreement or any Ancillary Agreement that is agreed upon in writing by Buyers and Sellers and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Purchase Agreement or any Ancillary Agreement modification, alteration, amendment or extension thereof. Guarantor hereby waives all defenses (legal or equitable) available to a surety, guarantor or accommodation co-obligor by reason of such capacity, except the defense of discharge by payment and performance in full. Without limiting the generality of the foregoing, the liability of each Guarantor under this Guarantee Agreement shall be absolute, irrevocable, unconditional and continuing irrespective of, and shall not be reduced, terminated, diminished or impaired by:

(a)	any waiver, consent, delay, extension, forbearance or granting of any indulgence by any Buyer Indemnified Party with respect to any provision of the Purchase Agreement, any Ancillary Agreement or this Guarantee Agreement;

(b)	the election by any Buyer Indemnified Party (or the class in which any Buyer Indemnified Party is a member) in any proceeding involving any Seller under Chapter 11 of Title 11 of the United States Code (together with any amendments or modifications thereof, the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code;

(c)	the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against any Seller of a Buyer for payment or performance of any of the Obligations;

(d)	any act or omission that might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than payment and performance in full of the Obligations);

(e)	any amendment to or alteration of the Purchase Agreement or any Ancillary Agreement by and among Sellers and Buyers;

(f)	the adequacy of any other means Buyers may have of obtaining performance or payment of any of the Obligations;

(g)	the existence of any claim, set-off or other right that Buyers may have at any time against any Guarantor, Sellers or any other Person in connection with the Purchase Agreement, the Supply Agreement or any other Ancillary Agreement;

(h)	any change in ownership of any interest of either any Guarantor or any Seller (including merger or consolidation, change in corporate existence, financial condition, name, structure, business, control or ownership), or any change in or termination of the relationship of any Guarantor and any Seller;

(i)	any voluntary or involuntary bankruptcy, insolvency or similar reorganization, arrangement, readjustment, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshaling of assets and liabilities or similar proceedings with respect to any Guarantor or any Seller, any action taken by any trustee or receiver or by any court in any such proceeding, or winding-up, liquidation, dissolution of either any Guarantor or any Seller or other similar proceedings affecting any Guarantor or any Seller or their assets, or any release, stay or discharge of the Obligations resulting therefrom;

(j)	any contractual breach, fraud, noncompliance or misconduct of any Seller;

(k)	any acceptance, release or impairment of collateral security, other guarantors, accommodation parties or sureties for any or all of the Obligations; or

(l)	any full or partial release of, compromise or settlement with, or agreement not to sue, any Seller or any other person.

No delays on the part of any Buyer Indemnified Party in the exercise of any right or remedy with respect to any of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any Buyer Indemnified Party of any right or remedy with respect to any of the Obligations shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

4.	Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by Buyers upon this Guarantee Agreement or acceptance of this Guarantee Agreement. The Obligations and the obligations of the Buyers under the Purchase Agreement and the Ancillary Agreements shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee Agreement, and all dealings between any Seller or any Guarantor, on the one hand, and any Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee Agreement.

5.	Each Guarantor unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire with respect to the Obligations, including any right of subrogation, reimbursement, exoneration, contribution, recourse or indemnification and any right to participate in any claim or remedy of the Buyer Indemnified Parties against Sellers or any other Person liable with respect to any of the Obligations or interested therein, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from Sellers or any other Person liable with respect to any of the Obligations or interested therein, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations shall have been indefeasibly performed and satisfied in full. If any amount shall be paid to or for the benefit of any Guarantor in violation of the immediately preceding sentence at any time prior to the indefeasible performance and satisfaction in full of the Obligations, such amount shall be received and held in trust for the benefit of the Buyer Indemnified Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the applicable Buyer Indemnified Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations, whether matured or unmatured, or to be held as collateral for any Obligations or other amounts payable under this Guarantee Agreement thereafter arising.

6.

This Guarantee Agreement is enforceable against each Guarantor and its successors and assigns, and each Guarantor hereby expressly, unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest, notice acceleration, notice of intent to accelerate, or further notice or other requirements of any kind with respect to any Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Obligation or any part thereof, and any defense arising by reason of any disability or other defense of a Borrower or any other Guarantor; provided, however, in the case that the Buyer Indemnified Parties have not filed a court action against any Seller in connection with an underlying claim pursuant to the Purchase Agreement giving rise to an Obligation, each Guarantor shall be entitled to all defenses to the payment of the Obligations that are available to Sellers under the Purchase Agreement and the Ancillary Agreements (other than any defense arising from any insolvency or bankruptcy proceedings of a Seller, any defense waived by such Guarantor in this Guarantee Agreement or any other inability of a Seller to pay). Each Guarantor hereby unconditionally and irrevocably agrees that it shall not, directly or indirectly, institute any Proceeding or make any claim asserting that this Guarantee Agreement is illegal, invalid or unenforceable in accordance with its terms. Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Purchase Agreement and that the waivers set forth in this Guarantee Agreement are made in contemplation of such benefits.

7.	The Buyer Indemnified Parties shall not be obligated to file any claim relating to the Obligations in the event that Sellers are no longer in existence or become subject to bankruptcy, reorganization or similar proceedings, and the failure of the Buyer Indemnified Parties to so file shall not affect any Guarantor’s obligations hereunder.

8.	Each Guarantor hereby represents and warrants to the Buyer Indemnified Parties with respect to itself that:

(a)	Such Guarantor and, with respect to SUN, the General Partner each have all capacity, power and authority to execute, deliver and perform this Guarantee Agreement;

(b)	With respect to SUN, SUN is a limited partnership duly organized and validly existing under the Laws of the State of Delaware, and with respect to Supply Co, Supply Co is a limited liability company duly organized and validly existing under the Laws of the State of Delaware;

(c)	the execution, delivery and performance of this Guarantee Agreement by such Guarantor has been duly and validly authorized and approved by all necessary limited liability company or limited partnership action, including, with respect to SUN, approval by the General Partner, and no other proceedings or actions on the part of such Guarantor are necessary therefor;

(d)	(i) with respect to SUN, this Guarantee Agreement has been duly and validly executed and delivered by the General Partner as the sole general partner of SUN and constitutes a valid and legally binding obligation of SUN, enforceable against SUN in accordance with its terms, and (ii) with respect to Supply Co, this Guarantee Agreement has been duly and validly executed and delivered by Supply Co and constitutes a valid and legally binding obligation of Supply Co, enforceable against Supply Co in accordance with its terms;

(e)	the execution, delivery and performance by such Guarantor of this Guarantee Agreement do not and will not (i) contravene, conflict with, or result in any violation of any Guarantor’s certificate of formation or limited partnership agreement or limited liability company agreement, as applicable, (ii) violate any applicable Law or Order binding on such Guarantor or its assets or (iii) result in any violation or breach of, or constitute a default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any Contract to which such Guarantor is a party;

(f)	all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity or other Person necessary for the due execution, delivery and performance of this Guarantee Agreement by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Entity or regulatory body or other Person is required in connection with the execution, delivery or performance of this Guarantee Agreement;

(g)	Each Guarantor (a) is solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probably liability on its recourse debts as they mature or become due), (b) has adequate capital and liquidity with which to engage in its business, and (c) has not incurred and does not plan to incur debts beyond its ability to pay as they mature or become due (clauses (a), (b) and (c), collectively, “Solvent”); and

(h)	in executing and delivering this Guarantee Agreement, each Guarantor has (i) without reliance on the Buyer Indemnified Parties or any information received from the Buyer Indemnified Parties and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and by the Purchase Agreement and the Ancillary Agreements, (ii) adequate means to obtain from Sellers on a continuing basis information concerning Sellers and (iii) not relied and will not rely upon any representations or warranties of the Buyer Indemnified Parties not embodied herein.

9.	Each Party hereto acknowledges and agrees that (a) this Guarantee Agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the Parties hereto and neither this Guarantee Agreement nor any other document or agreement entered into by any Party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of each Guarantor under this Guarantee Agreement are solely contractual in nature.

10.	The guarantees made hereunder shall continue to be effective or be reinstated, as the case may be, as if a payment had not been made, if at any time such payment, or any part thereof, of any Obligation is annulled, set aside, invalidated, declared to be fraudulent or preferential, rescinded, or must otherwise be returned, refunded or repaid by the Buyer Indemnified Parties for any reason (including, but not limited to, the insolvency, bankruptcy or reorganization of any Seller).

11.

No Party may assign, transfer, encumber or delegate this Guarantee Agreement, or its rights or obligations hereunder, in whole or in part, voluntarily or by operation of Law, without the prior written consent of the other Parties, and any attempted assignment, transfer or encumbrance or delegation without such consent shall be void and without effect; provided that notwithstanding the foregoing, either Buyer may, without the prior consent of the Guarantors, assign or transfer any of its rights or obligations hereunder to an Affiliate of such Buyer or any successor in interest. Upon any such permitted assignment, the references in this Guarantee Agreement to the applicable Buyer shall also apply to any such assignee unless the context otherwise requires. No such permitted assignment by either Buyer, in whole or in part, shall release such Buyer of any of its obligations hereunder or under the Purchase Agreement or any Ancillary Agreement. For the avoidance of doubt, nothing contained herein, in the Purchase Agreement or in any Ancillary Agreement shall prevent any deemed indirect transfer by any Guarantor or Buyers of this Agreement as a result of a recapitalization, reorganization, merger, consolidation or other similar business combination of Sellers, any Guarantor, Buyers or their respective Affiliates; provided that if Sellers, any Guarantor and/or such Affiliates or Buyer and/or such Affiliates are not the continuing or surviving entities of such transaction, the applicable continuing or surviving entity shall have assumed the obligations of such Guarantor or Buyers, as applicable, under this Agreement.

12.	This Guarantee Agreement, the Purchase Agreement and the Ancillary Agreements constitute the entire agreement between the Parties with respect to the subject matter contained herein and therein, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter hereof.

13.	Except as otherwise expressly set forth herein, no modifications, amendments or supplements to this Guarantee Agreement, whether by course of conduct or otherwise, shall be valid and binding unless set forth in a written agreement executed and delivered by the Parties.

14.	Except as otherwise expressly provided herein, no waiver by any Party of any of the provisions of this Guarantee Agreement shall be effective unless set forth in a written instrument making specific reference to this Guarantee Agreement executed and delivered by the Party so waiving. The waiver by any Party of a breach of any provision of this Guarantee Agreement shall not operate or be construed as a waiver of any subsequent breach.

15.	This Guarantee Agreement may be executed and delivered (including by facsimile or .pdf signatures) in one or more counterparts. All counterparts shall collectively be deemed to constitute a single agreement, such agreement becoming effective when one or more counterparts have been signed by each of the Parties and delivered to all other Parties, it being understood that all Parties need not sign the same counterpart.

16.	All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) and shall be sent by (a) delivery in person by hand (with written confirmation of receipt), (b) facsimile or e-mail (with written confirmation of acceptance), (c) next day delivery by a nationally recognized overnight courier, or (d) registered or certified mail (postage prepaid, return receipt requested) to the other Parties as follows:

(a)	If to Guarantors to:

Susser Petroleum Operating Company, LLC

8111 Westchester Drive

Dallas, Texas 75225

Attention:     Joseph Kim

Phone:          (214) 840-5586

Email:           joseph.kim@sunoco.com

With a copy to (which shall not constitute notice):

Susser Petroleum Operating Company, LLC

8111 Westchester Drive

Dallas, Texas 75225

Attention:     Arnold Dodderer

Phone:          (214) 840-5934

Email:           arnold.dodderer@sunoco.com

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77024

Attention:     W. Matthew Strock

                      Lande Spottswood

Fax:               (713) 615-5650

E-mail:          mstrock@velaw.com

                       lspottswood@velaw.com

If to Buyers, to:

7-Eleven, Inc.

SEI Fuel Services, Inc.

3200 Hackberry Road

Irving, Texas 75063

Attention:     Ian Williams

E-mail:         Ian.Williams@7-11.com

With a copy to (which shall not constitute notice):

7-Eleven, Inc.

SEI Fuel Services, Inc.

3200 Hackberry Road

Irving, Texas 75063

Attention:     General Counsel

E-mail:          legal@7-11.com

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201-4624

Attention:    Thomas H. Yang

Phone:         (214) 969-2720

Fax:             (214) 969-4343

Email:         tyang@akingump.com

or to such other Person or address as any Party shall have specified by notice in writing to the other Party in accordance with this Section 16. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any Party hereto may be given by the counsel for such Party on behalf of such Party. If personally delivered, then such communication shall be deemed delivered upon actual receipt; if sent by email or facsimile transmission, then such communication shall be deemed delivered the day of the transmission if confirmation is also received or, if the transmission is not made on a Business Day, the first Business Day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier, then such communication shall be deemed delivered upon receipt; and if sent by U.S. mail, then such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.

17.	If any provision of this Guarantee Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, then such provisions shall be construed so that the remaining provisions of this Guarantee Agreement shall not be affected, but shall remain in full force and effect, and any such illegal, void or unenforceable provisions shall be deemed, without further action on the part of any person or entity, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in the applicable jurisdiction, so long as the economic or legal substance of the transaction contemplated by this Guarantee Agreement is not affected in any manner materially adverse to any Party. Upon a determination that any provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Guarantee Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transaction contemplated hereby is consummated as originally contemplated to the greatest extent possible.

18.

The Parties agree that this Guarantee Agreement and all matters arising from or relating to this Guarantee Agreement shall be governed by and construed and the rights and obligations of the Parties hereunder determined in accordance with the Laws of the State of Texas, without regard to the conflict of laws principles thereof. The Parties irrevocably and unconditionally submit to the jurisdiction of the United States District Court for the Northern District of Texas or, if jurisdiction is not available therein, the Texas district court located in Dallas County, Texas, in any action or proceeding arising out of or relating to this Guarantee Agreement, and each of the Parties irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable

Law, in such federal court. Without limitation of other means of service, the Parties agree that service of any process, summons, notice or document with respect to any action, suit or proceeding may be served on it in accordance with the notice provisions set forth in Section 16. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties agrees that a final judgment in any such suit, action or proceeding brought in an appropriate court pursuant to this Section 18 shall be conclusive and binding upon the Parties, as the case may be, and may be enforced in any other courts to whose jurisdiction the Parties, as the case may be, are or may be subject, by suit upon such judgment.

19.	TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS GUARANTEE AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTEE AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF A PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS GUARANTEE AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20.	Guarantors shall reimburse the Buyer Indemnified Parties promptly upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees and charges of external legal counsel for the Buyer Indemnified Parties) incurred by any Buyer Indemnified Party in connection with its successful enforcement of this Guarantee Agreement.

21.	No Buyer Indemnified Party shall make any demand or claim with respect to the Obligations against Supply Co until the earlier of (i) the dissolution or termination of existence of SUN or its permitted assign or successor in interest and (ii) the failure of SUN to promptly pay in respect of the Obligations after a demand by a Buyer Indemnified Party under this Guarantee Agreement.

22.	Until the Expiration Date, (a) Guarantors shall not dissolve or terminate its existence without the prior written consent of Buyers, (b) Guarantors shall not take any purposeful actions to render itself incapable of fulfilling its obligations under this Guarantee Agreement and (c) Guarantors shall remain Solvent.

23.	Any and all remedies expressly conferred upon a Party to this Guarantee Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Guarantee Agreement, at law or in equity. The exercise (or partial exercise) by a Party to this Guarantee Agreement of any one remedy shall not preclude the exercise by it of any other remedy.

24.	No Guarantor shall have any further liability or obligation under this Guarantee Agreement from and after the later of the date on which (a) Sellers no longer have any obligations (whether present or future, due or contingent) to pay or perform under the Purchase Agreement or any Ancillary Agreement and (b) indefeasible payment and satisfaction in full of the Obligations has been made to Buyers (the “Expiration Date”); provided that the Expiration Date shall be extended or reinstated, as the case may be, and the guarantees made hereunder shall continue to be effective, (a) with respect to any claims made by the Buyer Indemnified Parties pursuant to the Purchase Agreement or any Ancillary Agreement prior to the original Expiration Date, until the indefeasible payment in full and final resolution of such claims or (b) if later, the date determined pursuant to Section 10.

25.

Notwithstanding any other provision of this Guarantee Agreement, interest, if any, on the Obligations evidenced by this Guarantee Agreement is expressly limited so that in no contingency or event whatsoever, whether by acceleration of the Obligations or otherwise, shall the interest contracted for, charged or received by the Buyer Indemnified Parties exceed the maximum amount permissible under applicable Law. If from any circumstances whatsoever fulfillment of any provisions of this Guarantee Agreement or of any other document evidencing, securing or pertaining to the Obligations evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by Law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Buyer Indemnified Parties shall ever receive anything of value as interest or deemed interest by applicable Law under this Guarantee Agreement or any other document evidencing, securing or pertaining to the Obligations evidenced hereby or otherwise an amount that would exceed the maximum nonusurious interest rate permitted under applicable Law (the “Maximum Rate”) such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Guarantee Agreement or on account of any other Obligations of the Sellers to any Buyer Indemnified Party, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Guarantee Agreement and such other Obligations, such excess shall be refunded to the Sellers. In determining whether or not the interest paid or payable with respect to any Obligations of the Sellers to any Buyer Indemnified Party, under any specific contingency, exceeds the Maximum Rate, the Sellers and such Buyer Indemnified Party shall, to the maximum extent permitted by applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the term of such Obligations so that the actual rate of interest on account of such Obligations does not exceed the Maximum Rate permitted by applicable Law, and/or (d) allocate interest between portions of such Obligations, to the end that no such portion shall bear interest at a rate greater than the Maximum Rate. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of this Guarantee Agreement and all other agreements between the Sellers and the Buyer Indemnified Parties.

26.	This Guarantee Agreement is executed to be effective as of the Signing Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Guarantee Agreement as of the date first written above.

GUARANTORS:

SUNOCO LP

By: Sunoco GP LLC its sole general partner

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	President and Chief Executive Officer

Attest:

By:	/s/ Arnold Dodderer
Name:	Arnold Dodderer
Title:	General Counsel

SUNOCO LLC

By:	/s/ Robert W. Owens
Name:	Robert W. Owens
Title:	Chief Executive Officer

Attest:

By:	/s/ Arnold Dodderer
Name:	Arnold Dodderer
Title:	General Counsel

Signature Page to

Guarantee Agreement

BUYERS:

7-ELEVEN, INC.

By:	/s/ Joseph M. DePinto
Name:	Joseph M. DePinto
Title:	President and Chief Executive Officer

Attest:

By:	/s/ Dawud J. Crooms
Name:	Dawud J. Crooms
Title:	Senior Counsel

SEI FUEL SERVICES, INC.

By:	/s/ Marc Clough
Name:	Marc Clough
Title:	President

Attest:

By:	/s/ Dawud J. Crooms
Name:	Dawud J. Crooms
Title:	Senior Counsel

Signature Page to

Guarantee Agreement